EXHIBIT 21.1

AMKOR TECHNOLOGY, INC.
LIST OF SUBSIDIARIES

A. Amkor Technology Hong Kong Limited, a wholly owned limited liability corporation organized under the laws of Hong Kong (incorporated September 29, 2000).

B. Amkor Wafer Fabrication Services, S.A.R.L., a wholly owned corporation organized under the laws of France (incorporated December 15, 1997).

C. Amkor Iwate Company, Ltd., a wholly owned corporation incorporated under the laws of Japan (incorporated July 21, 1953).

D. 16.1% ownership in Amkor Technology Taiwan Ltd., a corporation organized under the laws of the Republic of China (established in 1988, acquired July 26, 2001).

E. Amkor Assembly & Test (Shanghai) Co., Ltd., a wholly owned corporation organized under the laws of the People’s Republic of China (incorporated March 8, 2001).

F. Amkor Technology Singapore Pte. Ltd., a wholly owned corporation organized under the laws of Singapore (incorporated March 3, 2004).

G. Guardian Assets, Inc., a wholly owned Delaware corporation (incorporated February 26, 1998), and its subsidiaries:

1) Amkor Technology Euroservices, S.A.R.L., a wholly owned corporation organized under the laws of France (incorporated January 1, 1994).

2) Amkor Technology Japan, K.K., a wholly owned corporation organized under the laws of Japan (incorporated July 23, 1999).

3) 60% ownership of Amkor Technology Philippines, a Philippines corporation (incorporated August 31, 1976).

4) Amkor Technology Limited, a wholly owned corporation organized under the laws of the British Cayman Islands (incorporated February 10, 1989) and its subsidiaries:

a) Amkor Technology Korea, Inc., a wholly owned corporation organized under the laws of the Republic of Korea (incorporated February 19, 1999).

b) SemiSys Co., Ltd., a wholly owned corporation organized under the laws of the Republic of Korea (incorporated July 7, 2000).

c) 40% ownership of Amkor Technology Philippines, a Philippines corporation (incorporated August 31, 1976).

d) 80.2% ownership of Amkor Technology Taiwan Ltd., a corporation organized under the laws of the Republic of China (established in 1988, acquired July 26, 2001) and its subsidiary:

(A) Amkor Technology Greater China, Ltd. (formerly Sampo Investments Ltd.), a wholly owned corporation organized under the laws of the Republic of China (established in 1998, acquired July 10, 2001).

H. Unitive International Ltd, a wholly owned corporation organized under the laws of the Netherlands Antilles (incorporated October 28, 1998), and its subsidiary:

1) 18.36% of Unitive Semiconductor Taiwan Corp., a corporation organized under the laws of the Republic of China (established June 30, 1999).

I. 81.50% of Unitive Semiconductor Taiwan Corp., a corporation organized under the laws of the Republic of China (established June 30, 1999).

J. Amkor Worldwide Services LLC, a wholly owned limited liability company organized under the laws of Delaware (established November 23, 2005).